Exhibit 99.1

Evergreen Energy Reports Third Quarter 2009 Financial Results

- Improving Capital Structure and Evaluating Financing Options -

DENVER, November 9, 2009— Evergreen Energy Inc. (NYSE Arca: EEE), a green energy technology solutions company, reported its third quarter 2009 financial results.
 “During the quarter, we made significant strides in executing initiatives that will drive the long-term success of the company,” said Thomas H. Stoner, Jr., president and CEO of Evergreen. “We are gaining traction with GreenCert™, which is now our primary initiative.  As we announced last week, our highly-integrated partnerships with IBM and Black & Veatch are strengthening as we move closer to licensing GreenCert through our industry-leading partners’ distribution channels.”
As described in detail in a separate press release today, November 9, 2009, GreenCert has been validated by IBM and embedded in its Solution Architecture for Energy and Utilities (SAFE) initiative and selected by Shanghai Electric Power Company for use in quantifying potential greenhouse gas reductions.  Also, Evergreen partnered with Black & Veatch to deploy GreenCert to the global power generation market.
 “In October we raised proceeds of approximately $5 million through a private placement and filed for a universal shelf to facilitate other financing options.  We are also evaluating alternatives to deliver value to both our customers and shareholders such as potential joint ventures, the potential spin-off of our K-Fuel business and the potential sale of our Buckeye operations.  Regarding Buckeye, one option is the near-term sale of the subsidiary that repays debt.  An alternative is to continue operations, making appropriate corrections to some issues at the mine, and then to remarket the property at terms advantageous to Evergreen,” concluded Stoner.

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Evergreen Q3 09 Results
November 9, 2009 – Page 2

Financial Results for the Quarters Ended September 30: 2009 Compared to 2008
•	Revenues were $9.2 million, compared to $14.0 million, reflecting lower sales volumes of coal and ash disposal sales.
•
Total operating expenses were $21.9 million, compared to $24.7 million.  G&A was $10.8 million including stock-based compensation expense of $2.3 million and $1.4 million in write-offs and an impairment charge related to the sublease of office space, which will reduce future rent expense. This compares to $8.5 million, which included $1.3 million in stock-based compensation.

•	Operating loss was $12.6 million, compared to $10.6 million.
•	Net loss was $14.2 million, or $0.11 per share, compared to net loss of $6.6 million, or $0.08 per share.
•
The cash balance at September 30, 2009 was $1.8 million, compared with $3.5 million on June 30, 2009.  In October, the company sold Series B Convertible Preferred Stock with net proceeds, prior to transaction costs, of approximately $5.0 million.

Diana Kubik, vice president and CFO of Evergreen, stated, “We continue to focus on cost controls as well as reducing cash burn.  Recently, we again reduced staff levels and further marketed our excess office space for sublease to reduce future rent expense.  We expect these actions will enable us to run the business most efficiently while dedicating the necessary resources to our GreenCert commercialization efforts.  ”

Financial Results for the Nine months Ended September 30: 2009 and 2008
•	Revenues were $41.0 million, compared to $42.2 million reflecting lower sales volumes of coal and ash disposal sales.
•	Total operating expenses were $67.9 million, compared to $83.6 million.
•	Operating loss was $27.0 million, compared to $41.4 million.
•	Net loss was $28.8 million, or $0.22 per share, compared to net loss of $39.5 million, or $0.46 per share.

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Evergreen Q3 09 Results
November 9, 2009 – Page 3

Conference Call Information
Evergreen management will host a conference call today, Monday, November 9th at 11:00 a.m. Eastern Daylight Time (9:00 a.m. MDT, 8:00 a.m. PDT) to discuss its third quarter 2009 financial results.  The call is being webcast live and can be accessed from the “Investor Relations” section of the company’s website at http://www.evgenergy.com/. Participants may dial 877-407-9210 and International callers may dial 201-689-8049 ten minutes prior to the scheduled conference call time.  The Conference ID will be #336660.  A telephone replay will be available until midnight Eastern Daylight Time on November 16th by dialing 877-660-6853 or 201-612-7415 and the following: Account #: 286, Conference ID #: 336660.  The audio webcast will also be archived on Evergreen’s website for 90 days.

About Evergreen Energy Inc.
Evergreen Energy Inc. (NYSE Arca: EEE) has developed two proven, proprietary, patented, and transformative green technologies: the GreenCert™ suite of software and services and K-Fuel®.   GreenCert, which is owned exclusively by Evergreen, is a scientifically accurate, scalable environment intelligence solution that measures greenhouse gases and generates verifiable emissions credits.  K-Fuel technology significantly improves the performance of low-rank coals yielding higher efficiency and lowering emissions.  Visit www.evgenergy.com for more information.

Statements in this release that relate to future plans or projected results of Evergreen Energy Inc. and C-Lock Technology Inc. are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the "safe harbor" provisions of the PSLRA. Our actual results may vary materially from those described in any "forward-looking statement" due to, among other possible reasons, the realization of any one or more of the risk factors described in our annual or quarterly reports, or in any of our other filings with the Securities and Exchange Commission, all of which filings any reader of this release is encouraged to study.  In addition, our ability to execute our business plan and develop the C-Lock Technology may be adversely impacted by the inability to sell Buckeye, raise significant additional capital or effectively complete any restructure transaction on a timely basis to fund our business operations.  Readers of this release are cautioned not to put undue reliance on forward-looking statements.

Evergreen Investor Contacts:
Jimmac Lofton	Kirsten Chapman & Becky Herrick
VP Corporate Development	Lippert / Heilshorn & Associates
303-293-2992	415.433.3777
jlofton@evgenergy.com	bherrick@lhai.com

Evergreen Media Contact:
Adam Handelsman
Lippert / Heilshorn & Associates
212.838.3777
AHandelsman@lhai.com

– Tables Follow –

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Evergreen Q3 09 Results
November 9, 2009 – Page 4

EVERGREEN ENERGY INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2009	December 31, 2008
	(in thousands)
Assets
Current:
Cash and cash equivalents	$1,795	$7,667
Other assets	7,251	8,431
Total current assets	9,046	16,098
Property, plant and equipment, net of accumulated depreciation	29,050	29,965
Construction in progress	21,227	17,702
Mineral rights and mine development, net of accumulated depletion	17,183	18,032
Restricted cash	13,389	13,444
Debt issue costs, net of amortization	1,049	1,330
Other assets	3,320	4,870
	$94,264	$101,441

Liabilities and Stockholders’ Equity
Current liabilities:
Total current liabilities	31,209	13,835
Total liabilities	76,668	57,591

Equity attributable to Evergreen Energy Inc.	19,285	43,850
Equity attributable to noncontrolling interest	(1,689)	—
Total stockholders’ equity	17,596	43,850

	$94,264	$101,441

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Evergreen Q3 09 Results
November 9, 2009 – Page 5

EVERGREEN ENERGY INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,
	2009	2008
	(in thousands, except for per share amounts)

Operating revenues:
Mining	$8,982	$14,011
K-Fuel refined coal and blended K-Fuel refined coal	—	34
Consulting and other	260	—
Total operating revenue	9,242	14,045

Operating expenses:
Coal mining operating costs	8,385	11,485
General and administrative	10,804	8,541
Plant costs	293	2,354
Depreciation, depletion and amortization	2,370	2,278
Research and development	7	9
Total operating expenses	21,859	24,667

Operating loss	(12,617)	(10,662)

Other income (expense):
Interest income	5	201
Interest expense	(2,257)	(1,653)
Gain on debt for equity exchange transaction	—	5,904
Other income (expense), net	19	(434)
Total other income (expense)	(2,233)	4,018

Net loss	(14,850)	(6,604)
Less: net loss attributable to noncontrolling interest	680	—
Net loss attributable to Evergreen Energy Inc.	$(14,170)	$(6,604)

Basic and diluted net loss per common share	$(0.11)	$(0.08)
Weighted-average common shares outstanding	133,069	87,154

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Evergreen Q3 09 Results
November 9, 2009 – Page 6

EVERGREEN ENERGY INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Nine Months Ended September 30,
	2009	2008
	(in thousands, except for per share amounts)

Operating revenues:
Mining	$40,542	$41,703
K-Fuel refined coal and blended K-Fuel refined coal	—	463
Consulting and other	410	—
Total operating revenue	40,952	42,166

Operating expenses:
Coal mining operating costs	34,366	35,347
General and administrative	24,794	25,232
Plant costs	1,297	16,469
Depreciation, depletion and amortization	7,422	6,433
Research and development	54	76
Total operating expenses	67,933	83,557

Operating loss	(26,981)	(41,391)

Other income (expense):
Interest income	62	1,153
Interest expense	(4,352)	(5,292)
Gain on debt for equity exchange transaction	322	5,904
Other income (expense), net	487	154
Total other income (expense)	(3,481)	1,919

Net loss	(30,462)	(39,472)
Less: net loss attributable to noncontrolling interest	1,689	—
Net loss attributable to Evergreen Energy Inc.	$(28,773)	$(39,472)

Basic and diluted net loss per common share	$(0.22)	$(0.46)
Weighted-average common shares outstanding	129,204	85,017

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Evergreen Q3 09 Results
November 9, 2009 – Page 7

EVERGREEN ENERGY INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2009	2008
	(in thousands)

Operating activities:
Net loss	$(30,462)	$(39,472)

Adjustments to reconcile net loss to cash used in operating activities:	14,519	7,007

Changes in operating assets and liabilities:	5,919	(30)

Cash used in operating activities	(10,024)	(32,495)

Investing activities:
Purchases of construction in progress and property, plant and equipment	(11,052)	(11,902)
Purchases of marketable securities	—	(5,000)
Proceeds from maturities of marketable securities	2,000	27,500
Changes in restricted cash	55	16,111
Other	—	17
Cash (used in) provided by in investing activities	(8,997)	26,726

Financing Activities:
Proceeds from issuance of convertible debt	15,000	—
Other	(1,851)	52
Cash provided by (used in) financing activities	13,149	52

Increase (decrease) in cash and cash equivalents	(5,872)	(5,717)
Cash and cash equivalents, beginning of period	7,667	26,958
Cash and cash equivalents, end of period	$1,795	$21,241